Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2014, relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in American Midstream Partners, LP’s Annual Report on Form 10-K/A for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
January 9, 2015